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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   ________

                                   FORM 8-K

                                Current Report
                    Pursuant to Section 13 or 15(d) of The
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)            March 8, 2001
                                                 -------------------------------

                              TIBCO Software Inc.
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            (Exact name of registrant as specified in its charter)



      Delaware                          000-26579             77-0449727
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(State or other jurisdiction        (Commission File         (IRS Employer
of incorporation)                       Number)           Identification No.)


3165 Porter Drive, Palo Alto, California                               94304
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code          (650) 846-1000
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                                 Inapplicable
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         (Former name or former address if changed since last report)
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Item 5.  Other Events

TIBCO Board Approves Option Exchange Program for Employees
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     On March 8, 2001, the Board of Directors of TIBCO Software Inc. approved an option exchange program whereby employees will be offered the opportunity to exchange stock options with split-adjusted exercise prices of $10.375 and above that were granted between September 9, 1999 and February 15, 2001 for new options to purchase an equal number of the same class of shares. The new options will be granted six months and three days from the date the old options are cancelled. The exercise price of the new options will be the closing market price of TIBCO common stock on NASDAQ on the grant date of the new options. The exchange offer will not be available to TIBCO's executive officers and the members of its Board of Directors.

     Due to the recent decline in TIBCO's stock price, along with the stock prices of companies in the eBusiness and infrastructure software industries generally, TIBCO's Board determined that the options covered by the exchange program were no longer adequate to provide (1) a satisfactory incentive to enhance shareholder value or (2) the retentive value needed in today's tight employment market.

     The options covered by the exchange program were granted under TIBCO's 1996 Stock Option Plan between September 9, 1999 and February 15, 2001, and have exercise prices ranging from $10.375 to $127.00. Options for an aggregate of approximately 15.5 million shares of TIBCO common stock, with a weighted average exercise price of $48.22 per share, will be subject to the exchange offer. As of March 2, 2001, 196.3 million shares of TIBCO common stock were issued and outstanding.

     The exchange offer will be open from March 8, 2001 to April 5, 2001. Employees who accept the offer must accept with respect to all covered options. Employees may withdraw their election to exchange options at any time prior to the end of the offer period. In order to receive new options, an employee must remain employed until the new grant date. In addition, the new options will be subject to a three-month exercisability black-out period in order to increase their retentive value to TIBCO.

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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         TIBCO SOFTWARE INC.



                         By:  /s/ Paul G. Hansen
                              ---------------------------------
                              Paul G. Hansen
                              Executive Vice President, Finance
                              and Chief Financial Officer

Dated:  March 8, 2001

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